UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8- K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2016

SNYDER’S-LANCE, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	0- 398 (Commission File Number)	56- 0292920 (IRS Employer Identification No.)
13515 Ballantyne Corporate Place Charlotte, North Carolina 28277 (Address of Principal Executive Offices) Registrant’s telephone number, including area code: (704) 554-1421

Check the appropriate box below if the Form 8- K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

❑	Pre- commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

❑	Pre- commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 26, 2016, Snyder’s-Lance, Inc. (“Snyder’s-Lance”) held a special meeting of its stockholders in connection with the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of October 27, 2015, between Snyder’s-Lance, Shark Acquisition Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of Snyder’s-Lance, Shark Acquisition Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Snyder’s-Lance and Diamond Foods, Inc. (“Diamond”), a Delaware corporation, pursuant to which Snyder’s-Lance agreed to acquire all of the issued and outstanding shares of common stock of Diamond, subject to the terms and conditions of the Merger Agreement.

At the special meeting, the stockholders of Snyder’s-Lance voted on a proposal to approve the issuance of Snyder’s-Lance common stock, par value $0.83-1/3 per share, to stockholders of Diamond as consideration in the proposed merger contemplated by the Merger Agreement and to approve the adjournment of the Snyder’s-Lance special meeting one or more times, if necessary or appropriate. A total of 61,224,411 shares of Snyder’s-Lance common stock were represented in person or by proxy at the special meeting, representing 86.27% of the shares of Snyder’s-Lance common stock issued and outstanding on the record date.  The proposals are described in more detail in the definitive joint proxy statement/prospectus that was filed by Snyder’s-Lance with the Securities and Exchange Commission on January 28, 2016.

The stockholders voted to approve the proposals and the voting results were as follows:

Proposal 1: Approve the issuance of Snyder’s-Lance common stock, pursuant to the Merger Agreement.

For	Against	Abstained	Non-Votes
43,721,328	17,442,165	60,918	0

Proposal 2: Approve the adjournment of the Snyder’s-Lance special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the stock issuance at the time of the Snyder’s-Lance special meeting.

For	Against	Abstained	Non-Votes
42,071,616	19,102,887	49,908	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNYDER’S- LANCE, INC. (Registrant)

Date: February 26, 2016

	By:	/s/ Rick D. Puckett
Rick D. Puckett
Executive Vice President, Chief Financial Officer
and Chief Administrative Officer
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